EXHIBIT 10.3

OMNIBUS AMENDMENT
TO MASONITE INTERNATIONAL CORPORATION
RESTRICTED STOCK UNIT AGREEMENTS AND
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
THIS OMNIBUS AMENDMENT TO MASONITE INTERNATIONAL CORPORATION RESTRICTED STOCK UNIT AGREEMENTS AND PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”), is made effective as of May 8, 2015, by and between Masonite International Corporation, a British Columbia corporation (the “Company”), and Glenwood E. Coulter, Jr. (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the applicable Award Agreement (as defined below).

WHEREAS, the Company has granted restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) to the Executive pursuant to the Masonite International Corporation 2012 Equity Incentive Plan and the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan, each as amended from time to time (collectively, the “Plans”), and the following award agreements thereunder (collectively, the “Award Agreements”):

•	Restricted Stock Unit Agreement, dated as of February 24, 2014;

•	Restricted Stock Unit Agreement, dated as of February 25, 2013;

•	Restricted Stock Unit Agreement, dated as of November 1, 2012;

•	Restricted Stock Unit Agreement, dated as of May 30, 2012;

•	Restricted Stock Unit Agreement, dated as of March 15, 2012 (collectively, the “RSU Agreements”); and

•	Performance Restricted Stock Unit Agreement, dated as of February 25, 2013 (the “PRSU Agreement”);

WHEREAS, effective as of May 8, 2015 (the “Effective Date”), the Executive and the Company mutually desire to terminate the Executive’s employment with the Company and enter into a consulting agreement pursuant to which the Executive will be retained as a consultant to perform certain consulting services for the Company in accordance with the terms and conditions thereof; and
WHEREAS, the Executive and the Company mutually desire to amend each of the Award Agreements to reflect certain changes to the terms thereof relating to continued service and vesting as set forth herein.
NOW, THEREFORE, as of the Effective Date, each of the Award Agreements is hereby amended as follows:

RSU Agreements
1.Section 3 (Vesting) of each of the RSU Agreements is hereby amended by substituting the terms “providing services” and “service” for the terms “employed” or “employment,” respectively, where such latter terms appear in Subsection 3(a) thereof, respectively.
2.    Section 3(a) of the RSU Agreements dated March 15, 2012 and May 30, 2012 is hereby amended by adding the following as the last sentence thereof:

“Notwithstanding anything herein to the contrary, if the Company terminates the Participant’s service prior to July 1, 2015 for any reason other than due to the Participant’s breach of the consulting agreement then in effect between the Company and the Participant, the number of RSUs that would otherwise have vested on July 1, 2015 if the Participant had remained in continuous service through such date shall immediately become vested upon the date of termination of such service.”

PRSU Agreement
3.    Section 3 (Vesting) of the PRSU Agreement is hereby amended by substituting the term “service” for the term “employment” where such latter term appears in Subsections 3(a)(i) and 3(a)(ii) thereof.

Award Agreements
4.    Subsections 3(b) (Certain Terminations) and 3(c) (Change in Control) of each of the Award Agreements are hereby amended and restated in their entirety as follows:
“(b)    RESERVED.
(c)    RESERVED.”
5.    Section 7 (Restrictive Covenants) of each of the Award Agreements is hereby amended by substituting the terms “service” and “provide services to” for the terms “employment” and “be employed by,” respectively, where such latter terms appear in Subsections 7(a), 7(b) and 7(c) thereof, respectively.
6.    The section entitled “No Right to Employment” of each of the Award Agreements is hereby deleted in its entirety and replaced with the following new section:
“No Right to Service. Any questions as to whether and when there has been a termination of such service and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service at any time, for any reason and with or without cause.”

7.    The definition of “Non-Compete Period” of each of the Award Agreements is hereby amended and restated in its entirety as follows:
“Non-Compete Period” means the period beginning on May 8, 2015 and ending on May 8, 2017.
8.    This Amendment shall be and is hereby incorporated in and forms a part of each of the Award Agreements.
9.    All other terms and provisions of each of the Award Agreements shall remain unchanged except as specifically modified herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MASONITE INTERNATIONAL CORPORATION

By:___________________________
Name:
Title:

EXECUTIVE

By:___________________________
Glenwood E. Coulter, Jr.

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